EX-99.J OTHER OPININ

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 19, 2015, relating to the financial statements and financial highlights which appears in the December 31, 2014 Annual Report to Shareholders of Royce Pennsylvania Mutual Fund, Royce Micro-Cap Fund, Royce Premier Fund, Royce Low-Priced Stock Fund, Royce Total Return Fund, Royce Heritage Fund, Royce Opportunity Fund, Royce Special Equity Fund, Royce Value Fund, Royce Value Plus Fund, Royce 100 Fund, Royce Dividend Value Fund, Royce Global Value Fund, Royce International Smaller-Companies Fund and Royce Special Equity Multi-Cap Fund (each a series of The Royce Fund), and our report dated February 24, 2015, relating to the financial statements and financial highlights which appears in the December 31, 2014 Annual Report to Shareholders of Royce Select Fund I, Royce Micro-Cap Discovery Fund, Royce Financial Services Fund, Royce Select Fund II, Royce European Smaller-Companies Fund, Royce Enterprise Select Fund, Royce SMid-Cap Value Fund, Royce Partners Fund, Royce Opportunity Select Fund, Royce Global Dividend Value Fund, Royce International Micro-Cap Fund and Royce International Premier Fund (each a series of The Royce Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Portfolio Holdings Disclosure Policy” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
April 30, 2015